Filed by Kimco Realty Corporation
                                  Pursuant to Rule 165 and Rule 425(a) under the
                                United States Securities Act of 1933, as amended

                            Subject Company: Pan Pacific Retail Properties, Inc.
                                                   Commission File No. 001-13243
                                                         Date: September 8, 2006

                                                                    EXHIBIT 99.1


KIMCO REALTY CORPORATION AND PAN PACIFIC RETAIL PROPERTIES, INC. ANNOUNCE MERGER
                            AGREEMENT CONSIDERATION


        NEW HYDE PARK, N.Y. AND SAN DIEGO, CALIF., SEPTEMBER 8, 2006 - Kimco Realty Corporation (NYSE: KIM) and Pan Pacific Retail Properties, Inc.(NYSE:
PNP) today announced that, as permitted by their merger agreement, Kimco has elected to pay the $70 per share merger consideration with $60 in cash and $10 in newly issued Kimco common stock, payable to Pan Pacific stockholders in connection with Kimco's acquisition of Pan Pacific.


        The number of shares of Kimco common stock that the Pan Pacific stockholders will receive will be determined based on the 10 trading day closing price average of Kimco common stock immediately preceding the trading day that is two days prior to the Pan Pacific stockholders' meeting or, if Kimco has elected to delay the closing, based on the closing price average of Kimco common stock over the 10 trading days immediately preceding the closing date.


         Kimco may revoke its stock election at any time if the revocation would not delay the Pan Pacific stockholders' meeting by more than 10 business days.


ABOUT KIMCO REALTY CORPORATION

         Kimco has specialized in shopping center acquisitions, development and management for over 45 years. Kimco owns and operates the nation's largest portfolio of neighborhood and community shopping centers with interests in 1,118 properties comprising approximately 143.6 million square feet of leasable space located throughout 45 states, Canada, Mexico and Puerto Rico. For further information refer to the Company's web site at WWW.KIMCOREALTY.COM.


ABOUT PAN PACIFIC RETAIL PROPERTIES

         Pan Pacific Retail Properties, Inc. is an equity real estate investment trust (REIT) traded on the New York Stock Exchange under the symbol PNP.
The Company is the largest neighborhood shopping center REIT focused exclusively on the West Coast. Pan Pacific's portfolio currently totals 138 properties, encompassing approximately 22.6 million square feet of retail space. The portfolio is principally diversified across five distinct regions in the Western United States: Northern California, Southern California, Washington, Oregon and Nevada.



         Pan Pacific specializes in the acquisition, ownership and management of community and neighborhood shopping centers for everyday essentials. The Company's strategy is aimed at generating long-term stable cash flow through maintaining a diverse portfolio and tenant base, balanced with consistent growth through its acquisition and property management programs.


          Pan Pacific is headquartered in Vista (San Diego), California, and has regional offices located in Sacramento, California; Kent, Washington; Portland, Oregon; and Las Vegas, Nevada.


         Additional information on Pan Pacific is available on the Company's website at http://www.pprp.com.

                                      # # #

FORWARD-LOOKING STATEMENTS


         This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Kimco, Pan Pacific and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the shareholders of Pan Pacific, the satisfaction of the other closing conditions to the transaction, and Kimco's right under the merger agreement to revoke its election to include stock in the merger consideration. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company's filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.


ADDITIONAL INFORMATION AND WHERE TO FIND IT

         This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, Kimco and Pan Pacific have filed a definitive proxy statement/prospectus dated August 23, 2006 with the Securities and Exchange Commission as part of a registration statement regarding the proposed merger. Investors and security holders are urged to read the proxy statement/prospectus because it contains important information about Kimco and Pan Pacific and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Kimco and Pan Pacific with the SEC at the SEC's website at WWW.SEC.GOV. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from Kimco or Pan Pacific by directing such request to: Kimco Realty Corporation, 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 Attention: Investor Relations or Pan Pacific Retail Properties, Inc., 1631B South Melrose Drive, Vista, California 92083
Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material before making any voting or investment decisions with respect to the merger.


         Kimco and Pan Pacific and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pan Pacific in connection with the merger. Information about Kimco and its directors and executive officers, and their ownership of Kimco securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Kimco, which was filed with the SEC on April 12, 2006. Information about Pan Pacific and its directors and executive officers, and their ownership of Pan Pacific securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Pan Pacific, which was filed with the SEC on March 24, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/ prospectus.



Kimco Contact:                                  Pan Pacific Contact:

Scott G. Onufrey                                Carol Merriman
Vice President - Investor Relations             Investor Relations
516-869-7190                                    760-598-2002